Exhibit 10.3

EXHIBIT A

TROY A. COOPER

Start Date:	February 9, 2016

Employee:	Troy A. Cooper

Position:	Chief Operating Officer of the Company

Reporting Person:	Chief Executive Officer of the Company

Base Salary:	$537,500

2015 Bonus:	$750,000

2015 Additional Bonus:	$1,100,000

Target Bonus:	100% of Base Salary

Prior Agreement:	Employment Agreement effective as of March 14, 2014, by and between the Company and Employee

Sections of Prior Agreement that survive with respect to Equity Compensation granted under the Prior Agreement:	Section 3(c)